UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 01, 2026

DYNARESOURCE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-30371	94-1589426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Urban Towers 222 W. Las Colinas Blvd. Suite 1910 - North Tower
Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 869-9400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2026, DynaResource, Inc. (the “Company”) entered into privately negotiated Securities Purchase Agreements (each a “Purchase Agreement” and collectively the “Purchase Agreements”) with each of Golden Post Rail, LLC (“Golden Post”), Ocean Partners UK Limited (“Ocean Partners”), Gareth Nichol (“Nichol”), Jay Redlingshafer, Smith First Family L.P., Dale Petrini, and Doug Metcalf (collectively the “Purchasers”), pursuant to which Purchasers acquired an aggregate of 6,666,666 units of securities (the “Units”) from the Company at a purchase price of $0.45 per Unit, resulting in aggregate sales proceeds of $3,000,000 (the “Offering”). The Units are comprised of 6,666,666 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and warrants to purchase 6,666,666 shares of Common Stock (the “Warrants”) at an exercise price of $0.51 per share. The exercise of the Warrants is conditioned upon the Company obtaining stockholder approval and filing with the Delaware Secretary of State of an amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) to either (i) increase the Company’s authorized shares of Common Stock or (ii) effect a reverse stock split of the Common Stock such that the Company has sufficient authorized shares of Common Stock to accommodate the exercise of the Warrants and satisfy its existing share reserve requirements under the Company’s outstanding derivative securities, equity awards, and equity incentive plans (the “Authorized Shares Condition”). Consistent with the foregoing, the Warrants are exercisable commencing on the date of satisfaction of the Authorized Shares Condition and continuing until the later of 180 days from the issuance date of the Warrants and 30 days after the date the Authorized Shares Condition is satisfied. In connection with, and as a condition to the closing of the Offering, Golden Post, Ocean Partners, and Nichol entered into voting agreements with the Company pursuant to which they each agreed to vote any and all shares entitled to vote on the Amendment in favor of the Amendment (the “Voting Agreements”).

In connection with the Offering, (i) Golden Post waived certain preemptive and antidilution rights that would otherwise have been triggered by Offering, and (ii) certain stockholders of the Company (A) waived the reservation requirements applicable to certain derivative securities held by such stockholders, and (B) covenanted not to exercise or convert, as applicable, any such derivative securities, for a period of 120 days following the date of closing of the Offering or, if earlier, the date of satisfaction of the Authorized Shares Condition.

The foregoing summary is qualified in its entirety by reference to the full text of the Purchase Agreements, Warrants, and Voting Agreements, copies of which are attached hereto as Exhibits 10.1-10.17, respectively, and incorporated herein in their entirety by reference. The foregoing agreements contain customary representations, warranties and covenants, which were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

As discussed in Item 1.01, which is incorporated herein by reference, pursuant to the Purchase Agreements, on September 1, 2026 the Company sold 6,666,666 Units to the Purchasers for a total purchase price of $3,000,000, at a price of $0.45 per Unit, in privately negotiated transactions exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2). The Units are comprised of 6,666,666 shares of Common Stock and Warrants to purchase 6,666,666 shares of Common Stock at an exercise price of $0.51 per share.

Item 9.01 Financial Statements and Exhibits.

d)
Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated September 1, 2026 by and between DynaResource, Inc. and Golden Post Rail, LLC.
10.2	Securities Purchase Agreement dated September 1, 2026 by and between DynaResource, Inc. and Ocean Partners UK Limited.
10.3	Securities Purchase Agreement dated September 1, 2026 by and between DynaResource, Inc. and Gareth Nichol.
10.4	Securities Purchase Agreement dated September 1, 2026 by and between DynaResource, Inc. and Jay Redlingshafer.
10.5	Securities Purchase Agreement dated September 1, 2026 by and between DynaResource, Inc. and Smith First Family L.P.
10.6	Securities Purchase Agreement dated September 1, 2026 by and between DynaResource, Inc. and Doug Metcalf.
10.7	Securities Purchase Agreement dated September 1, 2026 by and between DynaResource, Inc. and Dale Petrini.
10.8	Warrant dated September 1, 2026 by and between DynaResource, Inc. and Golden Post Rail, LLC.
10.9	Warrant dated September 1, 2026 by and between DynaResource, Inc. and Ocean Partners UK Limited.

10.10	Warrant dated September 1, 2026 by and between DynaResource, Inc. and Gareth Nichol.
10.11	Warrant dated September 1, 2026 by and between DynaResource, Inc. and Jay Redlingshafer.
10.12	Warrant dated September 1, 2026 by and between DynaResource, Inc. and Smith First Family L.P.
10.13	Warrant dated September 1, 2026 by and between DynaResource, Inc. and Doug Metcalf.
10.14	Warrant dated September 1, 2026 by and between DynaResource, Inc. and Dale Petrini.
10.15	Voting Agreement dated September 1, 2026 by and between DynaResource, Inc. and Golden Post Rail, LLC.
10.16	Voting Agreement dated September 1, 2026 by and between DynaResource, Inc. and Ocean Partners UK Limited.
10.17	Voting Agreement dated September 1, 2026 by and between DynaResource, Inc. and Gareth Nichol.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNARESOURCE, INC.

Date:	September 2, 2026	By:	/s/ Rohan Hazelton
Rohan Hazelton, Chief Executive Officer